UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 2, 2023
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

500 North Shoreline, Ste. 800, Corpus Christi, Texas, U.S.A.	78401
(U.S. corporate headquarters)	(Zip Code)
1830 – 1030 West Georgia Street Vancouver, British Columbia, Canada	V6E 2Y3
(Canadian corporate headquarters)	(Zip Code)

(Address of principal executive offices)

(361) 888-8235
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01         Regulation FD Disclosure

On May 2, 2023, Uranium Energy Corp. (the “Company” or “UEC”) issued a news release to announce that it had filed a Technical Report Summary (“TRS”) on EDGAR disclosing updated mineral resources for the Company’s 100% owned Roughrider Project located in Saskatchewan, Canada (the “Project”); as follows:

“Uranium Energy Corp Files S-K 1300 Technical Report Summary for its World-Class Roughrider Project in Saskatchewan, Canada

●
Total Roughrider Project resources are 27.8 million lbs. U3O8 in 389,000 tonnes grading 3.25% U3O8 in the Indicated category and 36.0 million lbs. U3O8 in 359,000 tonnes grading 4.55% U3O8 in the Inferred category (Table 1).

●
Following the acquisition of the Roughrider Project in 2012, Rio Tinto completed additional delineation and geotechnical drilling during 2012 through 2016, further delineating the Far East Zone and increasing the confidence level of the resources. This new TRS resource is based on 665 diamond drillholes completed to date by Hathor Exploration Limited (“Hathor”) and Rio Tinto for a total of approximately 228,180 meters of drilling on the Project.

●
For consistency in approach and to leverage existing technical knowledge of the Project, UEC has completed this TRS resource report with the team at SRK Consulting, building on their excellent technical knowledge and experience with the Project. Most of the gain in indicated resources comes from the Far East Zone that was not previously disclosed by Hathor.

●	The next steps for the Project by UEC will be to commission an Initial Assessment economic study and complete further delineation drilling to upgrade the current inferred resources to indicated.

●	The Project has access to all-weather roads and power infrastructure. There is an airport accessible to the public at Points North Landing 6 km from the deposit area.

●
UEC’s attributed resources now total 226.2 million pounds U3O8 in the Measured and Indicated Categories and 102.7 million pounds U3O8 in the Inferred category across all its projects (1), cementing UEC’s status as one of the largest diversified North American focused uranium companies….

Amir Adnani, CEO and President stated: “Our vision is to develop UEC as the leading Western supplier of secure,100% unhedged uranium, combining a platform of U.S. and Canadian assets. The new Roughrider resource is an exciting catalyst for UEC in Eastern Athabasca and anchors our Canadian high-grade conventional pipeline. From here, we’re gearing-up to 1) complete an Initial Assessment economic study at Roughrider and 2) conduct additional drilling to enhance and grow this latest resource. Our future development plans will substantially benefit from the tier one ESG, geotechnical and permitting work completed by Rio Tinto to advance the Roughrider Project towards production.”

Background:

●	As a U.S. domestic and domiciled company, UEC is now reporting all mineral resources in accordance with Item 1302 of Regulation S-K (“S-K 1300”),

●
S-K 1300 was adopted by the Securities and Exchange Commission (the “SEC”) to modernize mineral property disclosure requirements for mining registrants and to align U.S. disclosure requirements more closely for mineral properties with current industry and global regulatory standards; and

●	The mineral resource estimate set forth in this TRS for the Roughrider Project has not previously been reported under the S-K 1300 format.

The TRS was prepared in accordance with S-K 1300 and was filed on May 1, 2023 with the SEC through EDGAR on Form 8-K and is also available on SEDAR as a “Material Document” filed on May 1, 2023. The TRS was prepared on behalf of the Company by SRK Consulting (UK) Ltd. (“SRK”).

About the Roughrider Uranium Project

The Roughrider Project is a conventional uranium project located in the eastern Athabasca Basin of northern Saskatchewan, Canada; one of the world’s premier uranium mining jurisdictions. The Project is located approximately 13 km west of Orano’s McClean Lake Mill, in close proximity to UEC’s existing Athabasca Basin properties. The depth to mineralization at the Project is approximately 200 metres and hosted primarily in the basement rocks below the unconformity.

Resource Disclosure

The mineral resource estimate in the TRS was completed for UEC by SRK. Guy Dishaw, P.Geo, with SRK, is the qualified person (“QP”) who authored the TRS in accordance with Item 1302 of S-K 1300. The Roughrider Project mineral resource estimate was determined using a cut-off grade of 0.45% U3O8 for Long Hole Open Stope (“LHOS”) mining of basement-hosted ore and 0.52% U3O8 for Cut and Fill (“C&F”) mining in the basement and near the unconformity with the sandstone. A total of 389,000 tonnes containing 27.8 million pounds of U3O8 at an average grade of 3.25% U3O8 have been estimated in the Indicated mineral resource category for the Roughrider deposit. A total of 359,000 tonnes containing 36.0 million pounds of U3O8 at an average grade of 4.55% U3O8 have been estimated in the Inferred mineral resource category for the Roughrider deposit.

Table 1 – Roughrider Deposit Mineral Resource Estimate

Mining Scenario	Deposit	Classification	Tonnage (Kt)	Grade U3O8 (%)	Contained U3O8 Metal
					Tonnes	M lbs
C&F	RRW	Indicated	40	3.38	1,345	3.0
		Inferred	11	3.64	384	0.8
LHOS	RRW	Indicated	160	4.62	7,368	16.2
		Inferred	68	6.06	4,140	9.1
	RRE	Indicated	-	-	-	-
		Inferred	232	4.41	10,257	22.6
	RRFE	Indicated	189	2.07	3,917	8.6
		Inferred	48	3.26	1,567	3.5
Combined RRW, RRE, and RRFE
Total		Indicated	389	3.25	12,629	27.8
		Inferred	359	4.55	16,349	36.0

Notes:

1)	Mineral resources that are not mineral reserves do not have demonstrated economic viability.
2)	Mineral resources are reported exclusive of mineral reserves. There are no mineral reserves for the Project.
3)	Mineral resources are reported on a 100% ownership basis.
4)
Mineral resources are reported diluted within the Mine Stope Optimization (“MSO”) shapes based on a U3O8 price of US$56/lb of U3O8 and metallurgical recovery of 97%. C&F and LHOS scenario cut-off grades are 0.52% and 0.45% U3O8, respectively. Inferred and Indicated mineral resources as defined in 17 CFR § 229.1300 of S-K 1300.

5)	Mineral resources are reported as of January 1, 2023.
6)
The mineral resources were estimated by SRK, a third-party QP under the definitions set forth in S-K 1300.The tonnage, grade, and contained metal have been rounded to reflect the accuracy of the estimates.

The Mineral Resource model for the Roughrider Project, prepared by SRK, considers 665 diamond drill holes drilled from surface from 2007 to 2016. The Mineral Resource Estimate (“MRE”) presented therein was prepared by the QP, Guy Dishaw, P.Geo., and has an effective date of January 1, 2023. The QP used the structural framework to guide the development of local mineralized surfaces as the uranium is characterized by discrete high-grade structurally controlled zones of semi-massive to massive uraninite and lower grade, disseminated and fracture filling zones of uraninite within clay altered gneiss. The QP has modelled discrete ‘vein’ models representing high-grade, structurally controlled zones of U3O8 mineralization based on sharp contacts into high grade zones. A parent block size of 4x4x2 m, sub-blocked to 0.5 x 0.25 x 0.25 m, was chosen for the model and the estimate was performed by Ordinary Kriging. Restriction of high-grade samples was performed by modelling the structural intersections that control the distribution of the high-grade mineralization within the deposit.

The MRE primarily utilized uranium geochemical analyses from the Saskatchewan Research Council Geoanalytical Laboratories (“SRC”) in Saskatoon, Saskatchewan. Samples for assay were analysed by Inductively Coupled Plasma Optical Emission Spectroscopy (“ICP-OES”) for samples collected by Rio Tinto or SRC accredited fluorimetry for samples collected by Hathor. Non-mineralized samples were analysed by either ICP-OES and/or Inductively Coupled Plasma Mass Spectrometry. Duplicate and independent check analyses were performed on approximately 10% of the mineralized assay database.

Summary capital and operating cost estimates are not included with the TRS since the Company is reporting the results of an initial assessment.

The TRS has been prepared and the technical information in this news release respecting the TRS has been reviewed by Mr. Guy Dishaw of SRK, a QP under Item 1302 of S-K 1300.

Qualified Person

The technical information in this news release has been reviewed and approved by Chris Hamel, P.Geo., UEC Vice President Exploration, Canada who is considered to be a QP as defined by S-K 1300.

(1)
The measured, indicated and inferred resources are the combined totals from the TRSs that are available on the Company’s website and on EDGAR for each of the following: (a) The Roughrider Uranium Project, Saskatchewan, Canada, effective date April 25, 2023 (as filed today on Form 8-K); (b) Wyoming Assets ISR Hub and Spoke Project, WY, USA, dated March 31, 2022 (https://www.sec.gov/Archives/edgar/data/1334933/000143774922008227/ex_354591.htm); (c) Reno Creek Project, Campbell County, WY, effective date December 31, 2021 (https://www.sec.gov/Archives/edgar/data/1334933/000143774922002755/ex_333172.htm); (d) Texas Hub and Spoke ISR Project, TX, USA, dated March 9, 2023 (https://www.sec.gov/Archives/edgar/data/1334933/000143774923009111/ex_495573.htm); (e) Wyoming ISR Hub and Spoke Project, WY, USA, dated March 9, 2023 (https://www.sec.gov/Archives/edgar/data/1334933/000143774923009111/ex_495574.htm); (f) Shea Creek Project, Saskatchewan, effective date October 31, 2022 (https://www.sec.gov/Archives/edgar/data/1334933/000143774923000881/ex_462410.htm); ; (g) Horseshoe-Raven Project, Saskatchewan, effective date October 31, 2022 (https://www.sec.gov/Archives/edgar/data/1334933/000143774923001598/ex_465792.htm); (h) Anderson Uranium Project Initial Assessment, Yavapai County, Arizona, USA, dated March 9, 2023 (https://www.sec.gov/Archives/edgar/data/1334933/000143774923009111/ex_495571.htm); (i) Workman Creek Project, Gila County, Arizona, USA, effective date February 14, 2023 (https://www.sec.gov/Archives/edgar/data/1334933/000143774923006474/ex_487471.htm); and (j) Yuty Uranium Project Initial Assessment, Paraguay, SA, dated March 9, 2023 (https://www.sec.gov/Archives/edgar/data/1334933/000143774923009111/ex_495572.htm)

Figure 1 - UEC Athabasca Projects

Figure 2 - Roughrider and East Athabasca Hub of Projects

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

99.1	News Release dated May 2, 2023.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: May 2, 2023.	By:	/s/ Pat Obara
Pat Obara, Secretary and
Chief Financial Officer